                         [LATHAM & WATKINS LETTERHEAD]



                                                           October 8, 1997




Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, New York 11042

                  Re: $442,000,000 Aggregate Offering Price of Securities of Kimco Realty Corporation
                           ----------------------------------------

Ladies and Gentlemen:

                  We are acting as counsel for Kimco Realty Corporation (the "Company") in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), by the Company of up to $442,000,000 aggregate offering price of
(i) one or more series of debt securities (the "Debt Securities"), (ii) one or more classes or series of shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by Depositary Shares (the "Depositary Shares"), (iv) shares of common stock, par value $.01 per share (the "Common Stock"), or (v) warrants to purchase Common Stock (the "Common Stock Warrants"). The Debt Securities, Preferred Stock, Depositary Shares, shares of Common Stock and Common Stock Warrants are collectively referred to as the "Securities." Any Debt Securities and Preferred Stock may be convertible into shares of Common Stock.

                  The Debt Securities will be issued pursuant to the indenture dated September 1, 1993 (the "Indenture") between the Company and IBJ Schroder Bank and Trust Company, as trustee (the "Trustee"). The Depositary Shares will be issued under one or more Deposit Agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary"). The Common Stock Warrants will be issued under one or more common stock warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

Kimco Realty Corporation
October 8, 1997
Page 2



                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

                  We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. With respect to the opinions set forth in paragraphs 1, 3 and 6 below, we have relied, with your permission, solely upon the opinion of Ballard Spahr Andrews & Ingersoll insofar as such opinions are based on Maryland law.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:


                  1. The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) constitutes the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  2. When the Debt Securities have been duly established by the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Kimco Realty Corporation
October 8, 1997
Page 3



                  3. The Company has the authority pursuant to its Articles of Amendment and Restatement to issue up to 5,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company's Articles of Amendment and Restatement and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

                  4. A Deposit Agreement (when the final terms thereof have been duly established) substantially in the form of Exhibit 4(i) to the Registration Statement, when duly authorized, executed and delivered by the Company, will constitute the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  5. The Depositary Shares have been duly authorized and, when the final terms thereof have been duly established, and when the depositary receipts representing the Depositary Shares (the "Depositary Receipts") in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and when all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

                  6. The Company has authority pursuant to its Articles of Amendment and Restatement to issue up to 100,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable

         Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

                  The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion

Kimco Realty Corporation
October 8, 1997
Page 4


concerning the enforceability of the waiver of rights or defenses contained in
Section 514 of the Indenture; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

                  To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

                  To the extent that the obligations of the Company under each Depositary Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Depositary Agreement; that the Depositary Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally and with respect to acting as a Depositary under the Depositary Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Depositary Agreement.


                  To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

Kimco Realty Corporation
October 6, 1997
Page 5


                  This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                     Very truly yours,